                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports and all references to our firm included in or made a part of this Registration Statement.

                                            ARTHUR ANDERSEN LLP

New York, New York
November 13, 1997